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                                                                  Exhibit (g)(2)



                FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT



         THIS FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT (this "Amendment") is made and entered into at Cleveland, Ohio as of February 19, 2001 by and between MORGAN FUNSHARES, INC., an Ohio corporation (the "Fund") and BURTON D. MORGAN (the "Advisor").

                                    RECITALS
                                    --------

         A. Fund and Advisor are parties to an Investment Advisory Agreement dated April 2, 1996 under which Advisor serves as investment advisor of the Fund.

         B. Fund and Advisor have mutually agreed to modify Section 6 of the Advisory Agreement providing for the compensation of Advisor in the manner set forth below.

         IN WITNESS WHEREOF, Fund and Advisor agree as follows:

         1.       AMENDMENT OF ADVISORY AGREEMENT

         Section 6(a) of the Advisory Agreement is hereby amended to read in its entirety as follows:

                           (a) In consideration of services rendered in
                  accordance with this Agreement, the Company will pay the Advisor a fee on the first business day of each month at the annual rate of 0.80% of the average value of the Fund's net assets. Net asset value shall be computed at least once each week.

          2.       EFFECTIVE DATE

         The effective date of this Amendment is March 1, 2001.

          3.       EFFECTIVE AMENDMENT

         Except as modified hereby, the Advisory Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, Fund and Advisor have executed this Amendment as of
February 19, 2001.

                                     "FUND"
                                     MORGAN FUNSHARES, INC.


                                     /s/ Robert P. Pincus
                                         ---------------------------
                                         Robert P. Pincus, President



                                    "ADVISOR"


                                    /s/ Burton D. Morgan
                                        ---------------------------
                                        Burton D. Morgan

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